ASGN Incorporated Announces Key Leadership Updates

Approves New Share Repurchase Program

RICHMOND, VA., January 3, 2022 -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions, including technology, creative, and digital, across the commercial and government sectors, announced effective today several changes to its leadership team.
•Rand Blazer, President of Apex Systems, LLC, has been promoted to President of ASGN
•Sean Casey, COO, has been promoted to President of Apex Systems, LLC
•Matt Riley, COO, has been promoted to President of Creative Circle, LLC
•John Heneghan, COO, has been promoted to President of ECS Federal, LLC
•Shane Lamb continues in his position as the President of CyberCoders, Inc.
•George Wilson has retired as President of ECS Federal, LLC effective today and will remain as an Executive Advisor for three months to complete the transition to John Heneghan
“These are exciting times at ASGN, and the promotions of Rand, John, Sean and Matt are all very well deserved,” said ASGN Chief Executive Officer, Ted Hanson. “I have full confidence that their transitions into these new roles will be seamless and that our Company will not miss a beat. At the same time, on behalf of the Board of Directors and our entire executive management team, I would like to thank George for his incredible service and contributions to our Company since ASGN acquired ECS in 2018. George will certainly be missed, but he leaves a fully capable team under John’s leadership primed for continued success as we embark upon the new calendar year.”
Share Repurchase Program
The Company also announced today that its Board of Directors approved a new stock repurchase program under which the Company may repurchase up to $350 million of its common stock through December 2023. As designated by the terms of the program, purchases can be made in the open market or under a Rule 10b5-1 trading plan. The stock repurchase program does not obligate the Company to acquire any particular amount of the Company’s stock and may be suspended at any time at the Company’s discretion.
About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and professional solutions, including technology, creative, and digital, across the commercial and government sectors. ASGN helps leading corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. ASGN’s mission is to be the most trusted partner for companies seeking highly skilled human capital and integrated solutions to fulfill their strategic and operational needs. For more information, visit us at asgn.com.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, we make no assurances that the estimates of revenues and Adjusted EBITDA will be achieved. Factors that could cause or contribute to such differences include actual demand for ASGN services, the Company’s ability to attract, train and retain qualified staffing consultants, the Company’s abilities to remain competitive in obtaining and retaining clients, the availability of qualified contract professionals, management of growth, continued performance and improvement of enterprise-wide information systems, the Company’s ability to manage litigation matters, the successful integration of recent or future acquisitions and demand for each of our services and other risks detailed from time to time in reports filed with the SEC, including ASGN's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 1, 2021. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

Contacts:
Ed Pierce
ASGN Chief Financial Officer
818-878-7900

Kimberly Esterkin
Addo Investor Relations
310-829-5400
kesterkin@addo.com